EXHIBIT 10.3

OPTION AGREEMENT

THIS OPTION AGREEMENT dated as of the 23rd day of October, 2007.

BETWEEN:

ITONIS INC., a company incorporated pursuant to the laws of the
State of Nevada, U.S.A., having an office at Klimentska 10, 110 00
Prague 1, Czech Republic

(“ITonis”)

OF THE FIRST PART

AND:

IOCEAN MEDIA LIMITED, a company incorporated and
registered in the British Virgin Islands with company
number 1024086 and having a registered office at Portcullis
TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British
Virgin Islands

(“iOcean”)

OF THE SECOND PART

WHEREAS:

A.           ITonis, iOcean and Aquos Media Limited (“Aquos”), a wholly-owned subsidiary of iOcean, entered into a Share Purchase Agreement dated September 8, 2007 (the “Share Purchase Agreement”) pursuant to which ITonis agreed to acquire all of the issued and outstanding shares of Aquos (the “Aquos Shares”) in consideration for the issuance by ITonis to iOcean of that number of shares of ITonis representing 49% of the issued and outstanding shares of ITonis on the closing date (the “Optioned Shares”), and conditioned upon certain IPTV licenses and permits (the “Licences and Permits”) to be acquired for the IPTV Platform, as provided in the Share Purchase Agreement; and

B.           Pursuant to the Share Purchase Agreement, iOcean has agreed to enter into this Option Agreement to provide ITonis with the right and option to repurchase the Aquos Shares from iOcean in the event that Aquos has not secured all the Licences and Permits by December 31, 2007.

NOW THEREFORE in consideration of the sum of $1.00 now paid by each party hereto to the other, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto covenant and agree as follows:

PART 1

OPTION TO PURCHASE OPTIONED SHARES

Option to Purchase

1.1           iOcean hereby grants to ITonis the option (the “Option”) to acquire, at any time during the period described in §1.3 hereof, the Optioned Shares on the terms and conditions herein contained and for the consideration as set forth in §1.5 hereof.

1.2           ITonis shall not, as a result of this Agreement, have any right, title or interest whatsoever in any of the Optioned Shares until the Option is exercised.

Option Period

1.3           Subject to the terms and conditions hereof, ITonis shall have the right and option to purchase all of the Optioned Shares, during the one month period after December 31, 2007 (the “Option Period”) if all the Licenses and Permits have not been issued by December 31, 2007.

1.4           The Option hereby granted shall expire forthwith and be of no further effect on the expiration of the Option Period.

Option Price

1.5           The consideration for the Optioned Shares shall be an assignment of the Aquos Shares purchased by ITonis to iOcean.

Exercise of Option

1.6           In order to exercise the Option, ITonis shall deliver to iOcean a notice of exercise in the form attached hereto as Schedule A (the “Notice”) and an executed assignment of the Aquos Shares to iOcean.

1.7           Upon receipt of the Notice and the executed assignment of the Aquos Shares, iOcean shall cause the Optioned Shares to be assigned to ITonis within 30 days of receipt of the Notice and executed assignment of the Aquos Shares.

PART 2
NOTICE

2.1           Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party hereto will be in writing and will be delivered by hand to the party to which the notice is to be given at the following address or sent by facsimile to the following numbers or to such other address or facsimile number as will be specified by a party by like notice. Any notice, consent, waiver, direction or other communication aforesaid will, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by facsimile be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 4:00 p.m. (London time) at the point of delivery in which case it will be deemed to have been given and received on the next Business Day. For the purpose of this Option Agreement “Business Day” means any day, other than a Saturday, a Sunday or a statutory holiday in London, England.

2.2           The address for service of each of the parties hereto will be as follows:

(a)	to ITonis:

ITONIS INC.,
Klimentska 10, 110 00 Prague 1, Czech Republic

Facsimile: +420·296·578·199

(b)	to iOcean:

IOCEAN MEDIA LIMITED,
Portcullis TrustNet Chambers,
P.O. Box 3444, Road Town,
Tortola, British Virgin Islands

Facsimile: +853·2838·9426

2.3           Any party hereto may at any time and from time to time notify the other parties in writing of a change of address and the new address to which notice will be given to it thereafter until further change.

PART 3
GENERAL PROVISIONS

3.1           This Option Agreement will be construed and interpreted in accordance with the laws of the State of Nevada.

3.2           The headings in this Option Agreement are for convenience only and are not intended to be used as an aid to the interpretation of the provisions hereof.

3.3           Each of the parties hereto will, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable to give effect to the Option Agreement.

3.4           Whenever the singular or neuter are used in this Option Agreement the same will be construed as meaning the plural, masculine, feminine or body corporate where the context or parties so requires.

3.5           This Option Agreement will enure to the benefit of and be binding upon the parties hereto and each of their personal representatives, successors and permitted assigns.

3.6           Times is of the essence hereof.

3.7           This Option Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart or facsimile so existing are deemed to be an original and such counterparts or facsimile copies together constitute one and the same instrument.

IN WITNESS WHEREOF this Option Agreement has been executed on behalf of ITonis and iOcean by their duly authorized officers as of the date first above written.

ITONIS INC.

Per:	/s/ Thomas N. Roberts
Authorized Signatory

IOCEAN MEDIA LIMITED

Per:	/s/ Andrew Richardson
Authorized Signatory

SCHEDULE A

NOTICE OF EXERCISE OF OPTION

TO:	IOCEAN MEDIA LIMITED,
Portcullis TrustNet Chambers,
P.O. Box 3444, Road Town,
Tortola, British Virgin Islands

RE:	Option to Purchase Shares of ITonis Inc.

You are hereby given notice that pursuant to the Share Purchase Agreement dated September 8, 2007 and made between iOcean Media Limited, Aquos Media Limited and the undersigned, the undersigned hereby exercises his, her or its right thereby granted to purchase from iOcean all of the Optioned Shares in the capital of ITonis held by iOcean.

Capitalized terms used in this Notice of Exercise of Option but not defined herein have the meanings ascribed thereto in the attached Option Agreement.

Please deliver the certificate(s) and stock power(s) of attorney as follows:

Number of Shares	Name and Address

An executed assignment of the Aquos Shares is delivered with this Notice.

DATED this day of ________________, 200___.

Signature

Name

Address